EXHIBIT 10.6
CAMPBELL GLOBAL TREND FUND, L.P. – TREND FOLLOWING SERIES (GLD)
GLOBAL INSTITUTIONAL
MASTER CUSTODY AGREEMENT
(limited partnership)
     THIS AGREEMENT, effective as of the 25th day of March, 2010, is made between the Campbell Global Trend Series (GLD), a series (the “Series”) of the CAMPBELL GLOBAL TREND FUND, L.P., a series limited partnership organized and existing under the laws of Delaware (the “Partnership”), and THE NORTHERN TRUST COMPANY, an Illinois corporation, of Chicago, Illinois (“Northern”).
     Pursuant to the Delaware Revised Uniform Limited Partnership Act, as amended,the Partnership provides for the limitation of liability of each series formed under the Partnership with respect to the debts, liabilities, obligations and expenses of such series and not those of any other series or the Partnership. The Series and classes within the Series currently existing under the Partnership are identified in Exhibit A attached hereto.
     The Series hereby appoints Northern as its agent to establish and maintain custody accounts in the name of the Series (the “Accounts”) and to hold in such Accounts those assets of the Series as are transferred to it from time to time.
     The Series shall direct Northern to establish one or more separate accounts (“Separate Account”) for cash, securities and other property of the Accounts received by Northern from time to time. Each Separate Account shall be managed by either the Series or an investment manager appointed by the Series. By written direction the Series will designate assets of the Accounts to be allocated to each Separate Account and direct Northern to transfer assets of the Accounts to or from each Separate Account. With respect to cash deposited in Northern’s banking department, the Separate Accounts are maintained as a matter of convenience and, therefore, Northern may aggregate the Separate Accounts for purposes of its depository requirements. All assets, other than cash, will be maintained by Northern in segregated accounts and accounted for separately from Northen’s own assets.
     Unless directed otherwise in writing, Northern shall have with respect to the Accounts the powers and duties as hereinafter provided, except that no such direction shall change Northern’s powers and duties hereunder without Northern’s consent.
     Northern and the Series agree as follows:
     1. Northern shall hold and safeguard the cash, securities, and other property in the Accounts and shall collect the income and principal thereof when due.
     2. Northern may hold securities or other property of each Separate Account through an agent or in the name of its nominee or in a corporate depository or federal book entry account system or other form as it deems best. All securities held directly or indirectly in the Account shall be segregated on Northern’s books and records from Northern’s own assets and the assets of other Northern clients, and shall be held by Northern for the exclusive account and benefit of the Series, and beneficial ownership of the securities shall at all times remain vested in the Series; the books and records of Northern shall so identify the securities and the Accounts. Northern shall forward any proxies relating to securities or other property held in the Accounts to the appropriate investment manager, or, in accounts where no investment manager has been appointed, to the Series or the Series’ designee, and Northern shall process such proxies as directed by the investment manager, the Series, or the Series’ designee.
     3. With respect to a Separate Account managed by the Series, all security transactions shall be placed through brokers of its choice. Each investment manager appointed by the Series is authorized to execute security trades directly with respect to its respective Separate Account. Northern is hereby directed to receive and pay for securities purchased, in accordance with industry practice, and to deliver, in accordance with industry practice, securities sold, by the Series or by an investment manager. The Series has the right under applicable law to receive, at no additional cost, separate notifications of certain securities transactions; however, unless the Series directs otherwise in writing, the Series agrees not to receive such separate notifications of securities transactions and that all securities transactions will be reported on the Series’ periodic statements of account. Under no circumstance shall Northern pay any money to an investment manager except pursuant to written instructions by the Series. Northern shall issue its operating instructions to the Series and to an investment manager as it deems appropriate.
     4. Northern is authorized, but shall not be obligated, to credit the Accounts provisionally on payable date with interest, dividends, distributions, redemptions or other amounts due. Otherwise, such amounts will be credited to the Accounts on the date such amounts are actually received by Northern and reconciled to the Accounts. In cases where Northern has credited the Accounts with such amounts prior to actual collection and reconciliation, the Series agrees that Northern may reverse such credit as of payable date if and to the extent that it does not receive such amounts in the ordinary course of business. The Series acknowledges that Northern shall be entitled to recover from the Series on demand such provisional credit, plus its fee, applicable from time to time, in connection with such provisional credit.
     5. Northern is authorized, but shall not be obligated, to advance its own funds to complete transactions in cases where adequate funds may not otherwise be available to the Accounts. The Series acknowledges that Northern shall be entitled to repayment of any amounts advanced plus its fee, applicable from time to time, in connection with advancing such funds.
     6. The Series recognizes that any decision to effect a provisional credit or an advancement of Northern’s own funds to the Accounts pursuant to this Agreement will be an accommodation granted entirely at Northern’s option and in light of the particular circumstances, which circumstances may involve conditions in different countries, markets and classes of assets at different times. All amounts thus due to Northern under this agreement with respect to a provisional credit or advancement of Northern’s funds to the Accounts shall be paid by Northern from the Accounts unless otherwise paid by the Series on a timely basis and in that connection the Series acknowledges that Northern has a continuing lien on all Account assets to secure such payments and agrees that Northern may apply or set off against such amounts any amounts credited by or due from Northern to the Series. If funds in the Accounts are insufficient to make any such payment, the Series shall promptly deliver to Northern the amount of such deficiency in immediately available funds when and as specified by Northern’s written or oral notification.
     7. Northern may execute and deliver as agent of the Series, and pursuant to the Series’ directions or the directions of an investment manager, any assignments, stock or bond powers or other documents or instruments and, in particular (a) may sell, assign, transfer, or make other disposition of any security or other property in the Accounts in accordance with industry practice; (b) may obtain any payment due; and (c) may make payment in accordance with industry practice for any securities purchased or otherwise acquired. Northern may execute any and all documents by signing as agent of the Series or as its attorney-in-fact pursuant to this authorization.
     8. Subject to contrary instructions from the Series or an investment manager, United States Dollars held by Northern shall be invested for short term purposes in the investment fund specified in a separate writing from the Series (which writing may be modified by the Series from time to time). The Series accepts that temporary cash investments may require additional documentation and such investments may include, without limitation, deposit obligations of Northern’s banking department or that of an affiliate, common and collective funds maintained by Northern or an affiliate, and money market mutual funds of which Northern or an affiliate may be a sponsor, investment advisor, manager or custodian, and from which Northern or an affiliate may receive separate compensation.
     9. Northern shall at all times exercise due care in dealing with the Accounts pursuant to the standard of care of a prudent, professional custodian for hire in the United States with the care, skill, prudence, and diligence under the circumstances then prevailing that a professional custodian acting in like capacity and familiar with such matters would use..
     10. If a corporation whose common stock declares a dividend in such stock, and payment of such dividend results in a fractional share, Northern shall sell such fraction.
     11. Northern’s duties shall be limited to those expressly set forth in this agreement. Northern shall have no obligation to make any investment review, to consider the propriety of holding or selling any property in the Accounts or to provide any advice in that regard. Northern shall incur no liability to the Series or the Accounts for any act taken or omitted by Northern or any of its agents pursuant to this agreement and shall be indemnified by the Series for any losses, expenses, penalties or taxes arising from following directions given to Northern pursuant to this agreement or for failing to act in the absence of directions. Northern shall have no responsibility for the solvency or financial condition of any agent engaged in connection with the provision of services to the

Accounts, and shall incur no liability to the Series or the Accounts for any loss arising therefrom. This paragraph 11 shall survive the termination of this agreement.
     12. Northern shall furnish the Series with periodic statements of account showing all receipts and disbursements and the property in each Separate Account and the market value thereof. Northern shall provide the Series with daily access to unaudited data pursuant to Northern’s Northern Trust Passport® applications, subject to such additional terms and conditions as Northern may require. Account statements will be provided monthly. Northern shall incur no liability to the Series or the Accounts for any loss which may arise from the mispricing of Account assets by any broker, pricing service or other person upon whose valuation Northern relies in good faith. A statement of account shall be approved by the Series by written notice delivered to Northern or by failure to object to the statement of account within sixty (60) days of the date upon which the statement of account was delivered to the Series. To the extent permitted by law, the approval of a statement of account shall constitute a full and complete discharge to Northern as to all matters set forth in that statement of account. In no event shall Northern be precluded from having its statement of account settled by a judicial proceeding.
     13. This agreement may be terminated at any time upon thirty (30) days written notice from the Series to Northern or from Northern to the Series and upon the expiration of such forty-five (45) day period, Northern shall promptly deliver all cash, securities and other property then in the Accounts to the Series or in accordance with the Series’ order.
     14. The Series warrants that the performance by Northern of its duties in accordance with this agreement will not cause Northern to violate any applicable law, and that applicable law imposes no duties beyond those expressly assumed by Northern under this agreement.
     15. Northern shall receive such reasonable compensation for its services as agreed upon from time to time between it and the Series. In addition, Northern shall be reimbursed for any expenses (including accounting and legal fees) it reasonably incurs in connection with the Accounts. Those items of expense and compensation shall be paid from the Accounts unless otherwise agreed in writing. This paragraph 20 shall survive the termination of this agreement.
     16. Northern shall make distributions from the Accounts to such persons, in such amounts, at such times and in such manner as the Series shall from time to time direct in writing. Northern shall not be liable for any distribution made in good faith without actual notice or knowledge of the changed condition or status of the recipient. If any distribution made by Northern is returned unclaimed, it shall notify the Series and shall dispose of the distribution as the Series directs. Pursuant to making distributions, Northern may deposit cash in any depository including its own banking department, without any liability for the payment of interest thereon, notwithstanding Northern’s receipt of “float” from such uninvested cash.

     17. Northern shall have no duty to file any tax information, reports, returns or other filings of any kind except where it is directed by the Series and consents in writing to do so.
     18. The provisions of the law of New York shall govern the validity, interpretation and enforcement of this agreement. The invalidity of any part of this agreement shall not affect the remaining parts hereof. This agreement may be modified at any time by a writing signed by the parties hereto.
     19. Any action required to be taken by the Series shall be by the written direction of one or more person or persons as shall be authorized by the Series and as identified in a certificate signed by the General Partner of the Partnership or Serieswhich certificate shall be filed with Northern. Northern may conclusively rely on a direction which it believes in good faith is from a person or persons identified as provided above until further written notice from the Series. Northern shall incur no liability to the Series or the Accounts for acting on any instruction, direction or other communication on which Northern is authorized to rely pursuant to this agreement, or for any delay in delivery or non-delivery or error in transmission.
Notices to the Series shall be sent to:
Thomas P. Lloyd &
Gregory T. Donovan
Campbell & Company, Inc.
2850 Quarry Lake Drive
Baltimore, MD 21209
     20. Notwithstanding any other provision of this agreement, instructions, directions and other communications provided under this agreement may be given to Northern by letter, telex, SWIFT or other electronic or electro-mechanical means deemed acceptable by Northern, including the use of Northern’s Northern Trust Passport® applications, subject to such additional terms and conditions as Northern may require. In its sole discretion, Northern may, but shall not be required to, accept instructions, directions or other communications given to Northern by telephone. Any instructions, directions or other communications given to Northern by telephone shall promptly thereafter be confirmed in writing, but Northern will incur no liability for the Series’ failure, or the failure of an investment manager, to send such written confirmation or for the failure of any such written confirmation to conform to the telephonic instruction received by Northern.
     21. Northern shall incur no liability to the Series or the Accounts (i) for any indirect, incidental, consequential, special, exemplary or punitive damages, whether or not Northern knew of the likelihood of such damages, or (ii) for any delay in performance, or non-performance, of any obligation hereunder to the extent that the same is due to forces beyond Northern’s reasonable control, including but not limited to delays, errors or interruptions caused by the Series or third parties, any industrial, juridical, governmental, civil or military action, acts of terrorism, insurrection or revolution, nuclear fusion, fission or radiation, failure or fluctuation in electrical power, heat, light, air conditioning or telecommunications equipment, or acts of God.
     22. The Series may engage Northern or any of Northern’s affiliates, as the Series’ agent, to provide transition or liquidation services in connection with the removal of an investment manager, or for any other reason, pursuant to a separate written agreement between the Series and Northern or any of Northern’s affiliates. The Series may engage Northern Trust Securities, Inc., or any other of Northern’s affiliates, as a commission recapture provider.
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     IN WITNESS WHEREOF, the Series, of the Partnership, and Northern have each executed this agreement by their respective duly authorized officers, effective as of the day and year first above written.

CAMPBELL GLOBAL TREND FUND, L.P. – TREND FOLLOWING SERIES (GLD) by Campbell & Company, Inc., its General Partner
By:	/s/ Thomas P. Lloyd
Thomas P. Lloyd
Its: General Counsel

By:	/s/ Gregory T. Donovan
Gregory T. Donovan
Its: Chief Financial Officer

The undersigned, Thomas P. Lloyd, does hereby certify that he/she is the duly elected, qualified and acting General Counsel of Campbell & Company, Inc. the General Partner (the “General Partner”) of Campbell Global Trend Fund, L.P. (the “Partnership”) and further certifies that the person whose signature appears above is a duly elected, qualified and acting officer of the General Partner with full power and authority to execute this Master Custody Agreement on behalf of the Series of the Partnership and the General Partner and to take such other actions and execute such other documents as may be necessary to effectuate this agreement.

/s/ Thomas P. Lloyd
General Counsel

THE NORTHERN TRUST COMPANY
By:	/s/ Ryan Barns
Ryan Barns
Its: Vice President

Exhibit A
•	Campbell Global Trend Fund, L.P., Global Trend Series (GLD)
Class A (GLD)

Class B (GLD)

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